Exhibit 99.2

Lumen Technologies, Inc. Announces Pricing of its Additional 7.000% First Lien Notes Due 2034

DENVER, September 4, 2025 — Lumen Technologies, Inc. (“Lumen”, “us,” “we” or “our”) (NYSE: LUMN) today announced that its wholly-owned subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), has agreed to sell $425 million aggregate principal amount of its 7.000% First Lien Notes due 2034 (the “Additional First Lien Notes”). The Additional First Lien Notes are being offered as a further issuance of Level 3 Financing’s 7.000% First Lien Notes due 2034, of which $2 billion aggregate principal amount was originally issued on Aug. 18, 2025 (the “Initial First Lien Notes” and, together with the Additional First Lien Notes, the “First Lien Notes”). The Additional First Lien Notes will form a single series with, and have the same terms (other than issue date and issue price) as, the Initial First Lien Notes.

The Additional First Lien Notes were priced to investors at a price of 100.000% of their aggregate principal amount and will mature on March 31, 2034. Upon issuance, the Additional First Lien Notes will be fully and unconditionally guaranteed, jointly and severally, on a first lien secured basis by Level 3 Parent, LLC, the direct parent of Level 3 Financing, and certain unregulated subsidiaries of the Issuer.

Level 3 Financing intends to use the net proceeds from this offering, together with cash on hand, to redeem all $373 million aggregate principal amount of Level 3 Financing’s 10.750% First Lien Notes due 2030, including payment of redemption premium, and to pay related fees and expenses. The offering is expected to be completed on September 8, 2025, subject to the satisfaction or waiver of customary closing conditions.

The First Lien Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the First Lien Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. Holders of the First Lien Notes will not have registration rights.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the First Lien Notes, nor will there be any sale of the First Lien Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to any of Level 3 Financing’s outstanding senior notes.

About Lumen

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: Level 3 Financing’s failure to satisfy the conditions to the initial purchasers’ obligation to consummate the offering; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of Lumen or Level 3 Parent, LLC with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Joe Goode Joseph.Goode@lumen.com +1 781-799-6048	Jim Breen, CFA Jim.Breen@lumen.com +1 603-404-7003

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